UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2014

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

333-146093	20-5748297
Commission File Number	(I.R.S. Employer Identification No.)

260 Hudson River Road, Waterford, NY	12188
(Address of Principal Executive Offices)	(Zip Code)

518-237-3330

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, Momentive Performance Materials Inc. (the “Registrant”) issued a press release announcing the appointment of John G. Boss as Chief Executive Officer and President of the Registrant and of MPM Holdings Inc., the indirect parent of the Registrant (“MPM Holdings”), and the appointment of Bradley J. Bell as the Chairman of the Board of Directors of MPM Holdings (the “Board”), each effective as of December 15, 2014. Prior to the appointment, Mr. Boss served as the Interim Chief Executive Officer and President of the Registrant and MPM Holdings since October 24, 2014. Mr. Boss, age 55, initially joined the Registrant as Executive Vice President and President of the Silicones and Quartz Division in March 2014. Mr. Boss was the former President of Honeywell Safety Products at Honeywell International from February 2012 to March 2014. He served in various leadership positions with Honeywell International since 2003, including Vice President and General Manager of Specialty Products from 2008 through 2012 and Vice President and General Manager of Specialty Chemicals from 2005 through 2008. Before joining Honeywell International, Mr. Boss was Vice President and General Manager of the Specialty and Fine Chemicals business of Great Lakes Chemical Corporation from 2000 through 2003, and Vice President and Business Director at Ashland Corporation (formerly International Specialty Products) from 1996 through 2000.

In connection with the appointment, effective as of December 22, 2014, MPM Holdings will assume from Momentive Performance Materials Holdings LLC the terms of the accepted offer of employment with Mr. Boss. As previously disclosed by the Registrant in a Current Report on Form 8-K filed March 28, 2014 with the Securities and Exchange Commission, Mr. Boss’s terms of employment provide, among other things, that he will (i) receive an annual base salary of $585,000 for his first year (“Base Salary”), (ii) be eligible to receive annual cash incentive compensation payments (the “Annual Bonus”) with a target Annual Bonus opportunity of 80% of his Base Salary; (iii) a sign-on bonus of $1,300,000 (the “Sign-On Bonus”) paid over a two year period with the first payment of $500,000 made in July 2014 and the second payment of $800,000 made in April 2015; (iv) receive severance equal to 18 months of Base Salary in the event of a termination by the Registrant without cause; (v) receive relocation benefits under the Registrant’s relocation policy; and (vi) be eligible for four weeks of vacation and the Registrant’s usual health benefits. In addition, the Registrant undertook to use its reasonable best efforts to cause Mr. Boss to be nominated for an equity grant with a targeted value of $8.0 million. If an equity award with the aforementioned equity target value is not granted to him, Mr. Boss has the right to terminate employment for good reason and receive any unpaid amount of the Sign-On Bonus and the full amount of severance listed above.

The foregoing summary of Mr. Boss’s terms of employment does not purport to be complete and is subject to and qualified in its entirety by reference to the terms of employment which was filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

A copy of the press release dated December 19, 2014 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Effective as of December 15, 2014, the Board also appointed (i) Jason New, Julian Markby and Robert Kalsow-Ramos to the Audit Committee of MPM Holdings, with Mr. Markby serving as its chairman, (ii) Mahesh Balakrishnan, David Sambur and Bradley J. Bell to the Compensation Committee of MPM Holdings, with Mr. Bell serving as its chairman, (iii) Mahesh Balakrishnan, John D. Dionne and Marvin Schlanger to the Environment, Health and Safety Committee of MPM Holdings, with Mr. Schlanger serving as its chairman and (iv) Daniel Murphy, Bradley J. Bell and Scott Kleinman to the Nominating and Governance Committee of MPM Holdings, with Mr. Bell serving as its chairman.

Item 8.01	Other Events.

The Registrant entered into a Tri-Party Agreement of Resignation, Appointment and Acceptance of Appointment by Successor (the “Agreement”), effective as of December 18, 2014, together with The Bank of New York Mellon Trust Company, N.A. (“BNYM”), as trustee and collateral agent, and Bank of Oklahoma, N.A. (“BOK”), as successor trustee and successor collateral agent, with respect to the Registrant’s 3.88% First-Priority Senior Secured Notes due 2020 (the “First Lien Notes”) and 4.69% Second-Priority Senior Secured Notes due 2021 (the “Second Lien Notes” and, together with the First Lien Notes, the “Notes”).

The Agreement provides, among other things, that (i) BNYM resigns as trustee under the indenture governing the Second Lien Notes, as paying agent, custodian, registrar and collateral agent under the indentures governing the Notes (the “Indentures”) and as collateral agent under the First Lien Collateral Agreement, dated as of October 24, 2014 (the “First Lien Collateral Agreement”), between the Registrant and BNYM, as collateral agent, and the Second Lien Collateral Agreement, dated as of October 24, 2014 (the “Second Lien Collateral Agreement” and, together with the First Lien Collateral Agreement, the “Collateral Agreements”), between the Registrant and BNYM, as collateral agent, (ii) the Registrant accepts the removal of BNYM by holders of greater than 50% of the outstanding aggregate principal amount of the First Lien Notes and resignation of BNYM and appoints BOK as successor trustee under each of the Indentures, including appointing BOK as the registrar, paying agent and custodian for the Notes, and as successor collateral agent under the Indentures and the Collateral Agreements and (iii) BOK accepts its appointment as successor trustee and successor collateral agent under the Indentures and the Collateral Agreements, as applicable, and will have the rights, powers and duties of BNYM, as trustee, under the Indentures and BNYM, as collateral agent, under the Indentures and Collateral Agreements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of Momentive Performance Materials Inc. dated December 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date: December 19, 2014	By:	/s/ Brian D. Berger
Brian D. Berger
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Momentive Performance Materials Inc. dated December 19, 2014.